Exhibit 99(h)(2)(i)

AMENDMENT

          This Amendment (the “Amendment”) is made and entered into on this 18th day of August, 2009 between TAMARACK FUNDS TRUST (the “Trust”), a Delaware statutory trust, and VOYAGEUR ASSET MANAGEMENT INC. (“Administrator”).

          WHEREAS, the Trust and Administrator have entered into a Administrative Services Agreement dated as of April 16, 2004, as amended and supplemented from time to time, (the “Agreement”); and

          WHEREAS, the Trust and Administrator desire to amend the Agreement.

          NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

          SECTION 1. SCHEDULE A. Schedule A to the Agreement is hereby amended and restated, as attached.

          SECTION 2. SCHEDULE B. Schedule B to the Agreement is hereby amended and restated, as attached.

          SECTION 3. Agreement Continuation. The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

TAMARACK FUNDS TRUST		VOYAGEUR ASSET MANAGEMENT INC.

By:	/s/ Erik R. Preus	By:	/s/ Michael T. Lee
Name: Erik R. Preus		Name: Michael T. Lee
Title: President		Title: President and CIO
Date: August 18, 2009		Date: August 18, 2009

SCHEDULE A

Tamarack Mid Cap Growth Fund
Tamarack Enterprise Fund
Tamarack Small Cap Core Fund
Tamarack Microcap Value Fund
Tamarack Quality Fixed Income Fund

SCHEDULE B

          Compensation pursuant to Paragraph VII of this Agreement shall be calculated in accordance with the following schedules:

Name of Fund	Annual Fee Rate
Tamarack Mid Cap Growth Fund	.075%
Tamarack Enterprise Fund	.075%
Tamarack Small Cap Core Fund	.075%
Tamarack Microcap Value Fund	.075%
Tamarack Quality Fixed Income Fund	.075%

ATTEST:

Tamarack Funds Trust		Voyageur Asset Management Inc.

By:	/s/ Erik R. Preus	By:	/s/ Michael T. Lee
	Name: Erik R. Preus		Name: Michael T. Lee
	Title: President		Title: President and CIO
	Date: August 18, 2009		Date: August 18, 2009